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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Media Corporation:

We consent to the incorporation by reference herein of: (a) our report dated January 31, 1997, except for note 2(c) which is as of February 19, 1997, relating to the consolidated balance sheets of Evergreen Media Corporation and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Evergreen Media Corporation, (b) the following financial statements, which financial statements were included in the Form 8-K dated May 30, 1997 and filed June 4, 1997 by Evergreen Media Corporation: 1) the balance sheets of KKSF-FM/KDFC-AM (A Division of the Brown Organization) as of December 31, 1995 and 1996 and the related statements of earnings and division equity and cash flows for the years then ended; 2) the combined balance sheets of WMZQ Inc. and Viacom Broadcasting East, Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; and 3) the combined balance sheets of Riverside Broadcasting Co., Inc. and WAXQ Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996, and (c) the following financial statements, which financial statements were included in the Form 8-K dated June 3, 1997 and filed June 4, 1997 by Chancellor Broadcasting Company: 1) the balance sheets of WLIT Inc. as of December 31, 1995 and 1996 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 2) the combined balance sheets of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996; and 3) the balance sheets of WDRQ Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996.

                                                 KPMG Peat Marwick LLP

Dallas, Texas
September 4, 1997